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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
  CT Communications, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Registration Nos. 33-59641, 33-59643, 33-59645, 333-15537, 333-30125, 333-38895, 333-77323 and 333-79723) of CT
Communications, Inc. of our reports dated January 22, 1999, with respect to the North Carolina RSA 5 Cellular Partnership, North Carolina RSA 15 Cellular Partnership, South Carolina RSA No. 2 Cellular General Partnership, South Carolina RSA No. 3 Cellular General Partnership, South Carolina RSA No. 4 Cellular General Partnership, South Carolina RSA No. 5 Cellular General Partnership, South Carolina RSA No. 6 Cellular General Partnership, South Carolina RSA No. 7 Cellular General Partnership, South Carolina RSA No. 8 Cellular General Partnership, South Carolina RSA No. 9 Cellular General Partnership, included in CT Communications' Form 10-K/A for the year ended December 31, 1998. Such partnership financial statements are not included separately in CT Communications' Form 10-K/A.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Little Rock, Arkansas
June 14, 1999


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